UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 8, 2013

RESOLUTE ONCOLOGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-166848	27-0535237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1200 Route 22 East, Suite 2000, Bridgewater New Jersey 08807
(Address of principal executive offices)

908 253-3590
(Registrant's telephone number, including area code)
4759 Kester Avenue, Sherman Oaks, CA 91403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•	our ability to keep up with rapidly changing technologies and evolving industry standards;

•	our ability to source our needs for skilled labor, machinery and materials economically;

•	the loss of key members of our senior management; and

•	uncertainties with respect to the legal and regulatory environment surrounding our treatments.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Resolute Oncology”, “we”, “us” and “our” refer to Resolute Oncology Inc. (formerly Pequot Resources, Inc.), a Nevada company. “

ITEM 1.01                      ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

Acquisition of Resolute Oncology GmbH

On May 8, 2013 Resolute Oncology Inc. (“we”, “us”, “our”, “Company” or “Resolute Oncology”) and our wholly owned Irish subsidiary, Resolute Oncology Ltd. (“Resolute Ireland”),  entered into and closed a Sale and Purchase and Assignment Agreement (the “Purchase Agreement”) with Oncocorp GmbH, Peter Gotzler, and Resolute Oncology GmbH (“Resolute Germany”). Pursuant to the terms of the agreement, we acquired, through Resolute Ireland, all issued and outstanding shares and assets of Resolute Germany from Oncocorp GmbH.   In full consideration of the transaction, we agreed to pay to Oncocorp GmbH €500,000 (approximately USD$667,000) in cash and the issuance of 1,000,000 common shares in Resolute Oncology valued at $0.50 cents per share.  We issued the securities to one non “U.S. person” in an “offshore transaction” (at those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.  As a result of the transaction, we had 41,386,000 issued and outstanding common shares as at the date of this Current Report.  The cash component of the consideration is payable in six installments as follows:

•	€250,000 (approximately USD$333,500) payable within seven days of the agreement (which amount has been paid);
•	€50,000 (approximately USD$66,700) payable on July 15, 2013(which payment has been deferred by verbal agreement of the parties until a mutually agreeable date)

•	€50,000 payable on August 15, 2013 (which payment has been deferred by verbal agreement of the parties until a mutually agreeable date);
•	€50,000 payable on September 15, 2013;
•	€50,000 payable on October 15, 2013; and
•	€50,000 payable on November 15, 2013;

Any late payments in respect of the cash consideration will accrue interest at a per annum rate of 1,000 basis points above the Euro Interbank Offered Rate (EURIBOR).  Oncocorp may not dispose or encumber the 1,000,000 consideration shares for a period of twelve months from issuance.

The rights of Oncocorp to the unpaid portion of the purchase price are secured against the common shares of Resolute Germany pursuant to the Share Pledge Agreement dated concurrently with the Purchase and Assignment Agreement.

As material terms of the Purchase Agreement we have agreed to enter into the following material agreements:
•	Supply Agreement with Oncocorp GmbH for the supply of Oncocorp’s Paclitaxel OC to our Company;
•	Option Agreement for the Purchase of the marketing authorization and supply agreement with Stragen Pharma S.A. in relation to Paclitaxel OC;

Option Agreement with Oncocorp GmbH

Concurrently with the Purchase Agreement, on May 8, 2013 Resolute Germany entered into an Option Agreement with Oncocorp GmbH relating to the Marketing Authorization of Paclitaxel OC. Pursuant to the agreement our wholly owned subsidiary Resolute Germany acquired an option to purchase from Oncocorp the marketing authorization issued by the German Federal Office for Drugs and Medical Devices (“BfArM”) pursuant to the German Drug Act.  Transfer of the marketing authorization will require assignment to Resolute Germany of Oncocorp’s supply agreement for Paclitaxel OC with STRAGEN Pharma SA.  The assignment is subject to the consent of STRAGEN Pharma SA.   Pursuant to the Option Agreement, Resolute Germany may request, prior to December 31, 2013, the sale and transfer of the marketing authorization and supply agreement in consideration of a purchase price of €150,000 (approximately USD$200,100) (plus value added tax, if applicable).

Supply Agreement with Oncocorp GmbH

On June 1, 2013, Resolute Germany entered into a Supply Agreement with Oncocorp GmbH pursuant to which Oncocorp GmbH shall be the exclusive supplier to Resolute Germany of Paclitaxel OC in the territory of Germany.  The products supplied shall include Paclitaxel 6 milligram/millilitre solution for injection in vials of 30 milligram/5 millilitre, 10mg/16.7ml, 150mg/25ml, and 300mg/50ml.  The agreement will allow Resolute Germany, subject to the acquisition of the marketing authorization for Germany contemplated by the Option Agreement with Oncocorp GmbH, to sell Paclitaxel OC under its own name and for its own account. In consideration of the distribution rights granted to Resolute Germany, Oncocorp GmbH shall be entitled to receive a royalty equal to 25% of our gross profits (gross sales, less product rebates, less cost of goods sold) from the sales of all licensed products under the agreement.

The term of the Agreement will commence with effect as of May 1, 2013 and will remain in force until December 31, 2013.  The Agreement may be terminated (i) by either party in the event of a default that remains uncured following 30 days notice by the non-defaulting party, (ii) upon the liquidation, bankruptcy or insolvency of either party, (iii) by written notice to Oncocorp of Oncocorp’s failure to maintain the marketing authorization in good standing.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on May 8, 2013, we acquired all outstanding securities and assets of Resolute Oncology GmbH (“Resolute Germany”) pursuant to a a Purchase Agreement with Oncocorp GmbH, Peter Gotzler, and Resolute Germany dated May 8, 2013.  . Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated on the June 23, 2009 under the laws of the state of Nevada under the name “Atlas Resources, Incorp.” Pursuant to a Certificate of Amendment dated June 22, 2011, we changed our name to “Pequot Resources, Inc.”.

Our company was incorporated for the purpose of engaging in mineral exploration activities. On December 10, 2009, we entered into an agreement with Mr. Terry Loney pursuant to which we acquired a 100% interest in the Portage Bay claim located in Rathbun Township in the Sudbury Mining District of Ontario, Canada. We paid $10,000 to Mr. Loney in consideration of the claim.

Following our acquisition of the Portage Bay claim, our plan of operation was to conduct exploration work on our property in order to ascertain whether it possessed economic quantities of copper, nickel or platinum group elements. We did not raise sufficient capital to conduct exploration activities on the claim and we were therefore unable to determine whether it contained economically viable mineral deposits or reserves, if any.

In the fall of 2012, in light of our historical inability to raise sufficient financing to conduct exploration activities on our mineral property, our management began evaluating available opportunities to increase shareholder value through the diversification or change of our business.  In November 2012, we entered into negotiations regarding a potential asset acquisition or business combination with GEN BioPharma Inc. dba Resolute Oncology Oncology (“GEN BioPharma Inc.”), a private pharmaceutical company specializing in oncology products.

Effective as at November 1, 2012, we entered into a bridge loan agreement for $500,000 in order to facilitate exploring a further investment or purchase of GEN BioPharma Inc. by our company.  The principal amount of the loan is due on December 31, 2013 and shall bear no interest until the maturity date. If not repaid by the maturity date, the loan shall bear interest at 10% per annum thereafter.

Effective December 17, 2012, our company incorporated a wholly owned subsidiary, Resolute Oncology Limited in Dublin, Ireland for the purpose of managing  our potential operations in Europe. As of the inception, December 17, 2012 to December 31, 2012 there have been no activities in the subsidiary.

On December 31, 2012, in connection with our ongoing negotiations regarding a potential asset acquisition or business combination with GEN BioPharma Inc, we entered into a bridge loan agreement and promissory note pursuant to which we advanced $637,585 to GEN BioPharma Inc. to pay for consulting services, legal fees, license and permits, and intellectual property rights for GEN BioPharma.  Subsequently, we advanced an additional $796,820 under the terms of the bridge loan agreement.  As at June 1, 2013, we had abandoned the potential business transaction with GEN BioPharma Inc. and have written down our aggregate advance of $1,434,405 as an expense in respect of the discontinued business transaction.

Effective January 9, 2013, we changed our name from “Pequot Resources, Inc.” to “Resolute Oncology Inc.”, by way of a merger with our wholly-owned subsidiary Resolute Oncology Inc., which was formed solely for the change of name.  The name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on January 9, 2013 under our company’s new symbol “REON”.   As at the date of this quarterly report, we have not entered into any definitive agreement regarding the potential transaction and there is no certainty that we will do so.

On February 4, 2013, we effected a forward split of our authorized, issued and outstanding shares of common stock on a 5.5 new for one old basis, such that our authorized capital increased from 75,000,000 to 412,500,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock increased from 6,800,000 to 37,400,000 common shares, all with a par value of $0.001. Our new stock symbol is “REON”.

On April 12, 2013, we completed due diligence and finalized a license agreement dated March 24, 2013 with Reliance Life Sciences Limited (RLS), an pharmaceutical company incorporated under the laws of India, pursuant to which we acquired certain rights to RLS’ biosimilar therapeutic protein product referred to as Pegylated Granulocyte Colony-Stimulating Factor (Peg-G-CSF or PEG-Filgrastim). Pursuant to the agreement RLS has agreed to transfer and licence to our company the exclusive right to develop and commercialize RLS’ PEG-Filgrastim in North America (U.S., Canada, and Mexico) and the European Union.  RLS will manufacture and supply clinical formulations and commercial supplies of the product while we will be responsible for managing the regulatory approval process.   The term of the license shall be 10 years from the date of market approval in each applicable territory.  Subject to any mutually agreed renewals, the license term will automatically renew for an additional 2 years.  In consideration for product license and related rights, we have paid a total of $500,000 to date.  Additional fees of $6,000,000 in the aggregate will be due to Reliance Life Sciences upon successful completion of certain clinical and commercial milestones as follows:

•	$500,000 upon completion of Phase I and II clinical studies;
•	$1,000,000 upon completion of Phase II registration studies;
•	$1,000,000 upon market approval in the U.S.;
•	$300,000 upon market approval in EU;
•	$100,000 upon market approval in Canada;
•	$100,000 upon market approval in Mexico;
•	$2,000,000 within 30 days of first commercial sales in North America;
•	$1,000,000 within 30 days of first commercial sales in any European country.

We will also pay to RLS a 4% quarterly net sales royalty on all sales of licensed products.  The license agreement may be terminated by either party upon 30 days notice in the event of default by the other party that remains uncured for 60 days, upon the continuation of an event of force majeur for 90 days, or  in the event of the insolvency or bankruptcy of the other party.

We have two wholly owned subsidiaries, Resolute Oncology Limited (“Resolute Oncology Ireland”), a company incorporated under the laws of Ireland for the purpose of managing the development of our business in Europe, generally, and Resolute Oncology GmbH, a company incorporated under the laws of Germany.

Our principal executive office is located at 1200 Route 22 East, suite 2000, Bridgewater New Jersey 08807. The telephone number at our principal executive office is 908 253-3590.  Resolute Ireland maintains an office with an address at Building 3, Chiswick Park, 566 Chiswick High Road, Chiswick, London, W4 5YA.  Its telephone number is 0208 849 8290.

Our fiscal year end is December 31.

Subsequent agreements and developments are described in above Item 1.01. (Entry Into Material Definitive Agreement)

Business Strategy and Development

Our current business is focused on the acquisition, marketing and sale of approved, ready-to-market, generic oncology drugs and biopharmaceutical products. We initially intend to acquire rights for generic drugs that have received marketing authorizations from the U.S. Food and Drug Administration (FDA), the European Medicines Agency (EMA), or other relevant regulatory authority.  In the alternative, we will acquire drugs in advanced stages of approval.  Where appropriate based on our research, we also intend to acquire rights for drugs in advanced stages of research and development, or to develop new variants of, or delivery methods for, existing oncology drugs or compounds.

Our business model currently includes the following activities:

•	identifying market authorized oncology drugs with limited remaining patent protection or recently expired patent protection;

•	acquiring distribution rights, Market Authorizations, and Common Technical Documents (CTD)for generic versions of identified drugs;

•	where required, preparing Marketing Authorizations or Common Technical Documents (CTD) required for marketing approval applications;

•	identifying and securing access to third party manufacturing services for the production of generic versions of acquired drugs;

•	preparing and filing Abbreviated New Drug Applications (ANDA) for generic versions of approved drugs; and

•	marketing and sales of market authorized products.

Our management believes that our strategic emphasis on the manufacture and sale on generic oncology products is superior to a strategy based exclusively on new drug development because the drugs we are seeking to produce do not require years of costly trials and regulatory approval.  Accordingly, they may be produced and sold at a lower cost.   This reality, coupled with ever increasing pressure and demand for more competitively priced biopharmaceuticals products in all global markets signals a considerable emerging new commercial opportunity.  Currently, we are focused on the acquisition and development of value-added drugs, including sterile oncology injectable drugs (“onco-generics”), transdermal drug delivery systems (“super generics”), and improved oncology biologic drugs "bio-betters". We believe these value-added products will enable us to achieve superior sales margins and elevated market value when compared to standard generic drug products.

In spite of any advantages our strategy may provide, we will likely face a wide range of common pharmaceutical industry challenges. For example, we will face competition with respect to our sale of generic products, and any new drugs that we may develop will be required to undergo a time-consuming, costly and burdensome pre-market approval process and we may be unable to obtain regulatory approval for them.

Our Products

As of the date of this report, our business is focused on development, marketing and sale of our oncology products:  ROI-1301 (PEG Filgrastim) Oxaliplatin Resolute Oncology, Paclitaxel OC, Paclitaxel Resolute Oncology, Zoledronic Acid Resolute and Docetaxel Resolute Oncology.

We will be required to complete additional steps in order to market and sell some of our licensed products to the public. The following discussion sets out the various steps we anticipate we must complete in order to carry out our business plan for our flagship products. Estimated costs and completion times have been indicated where estimable, as has any progress made to date.  We have not obtained marketing approval for any of our licensed products.  If we are unable to maintain our product licenses in good standing or to obtain marketing approvals, we may never achieve revenues. Even if we are able to ultimately begin selling our licensed products, we may never become profitable.

ROI-1301 (PEG Filgrastim)

ROI-1301 is a PEGylated form of the recombinant human granulocyte colony-stimulating factor (GCSF) analog filgrastim.  PEGylation is the process of covalent attachment of polyethylene glycol (PEG) polymer chains to another molecule, normally a drug or therapeutic protein. The covalent attachment of PEG to a drug or therapeutic protein (such as filgrastim) can "mask" the drug or protein from the host's immune system thereby reducing undesirable immune response.  PEGylation also increases the hydrodynamic size (size in solution) of the agent which prolongs its circulatory time by reducing renal (kydney) clearance. PEGylation can also provide water solubility to hydrophobic (non-soluble) drugs and proteins. Pegfilgrastim treatment can be used to stimulate the bone marrow to produce more neutrophils (white blood cells) to fight infection in patients undergoing chemotherapy.

We have signed licensing and supply agreements with Reliance Life Sciences for PEG Filgrastim (PEG-GCSF) for North America and the EU.

The estimated cost for the completion of our component of the clincial development plan is approximately 10 Million USD. The clinical development plan is subject to change based on input and requirements from the respective regulatory agencies.

Paclitaxel OC

Paclitaxel OC is a non citric acid containing, liquid  formulation of the popular cancer chemotherapy agent paclitaxel.  It interferes with the rapid growth of cancer cell division and is commonly used for the treatment of lung, ovarian, breast, head and neck cancer, and advanced forms of Kaposi’s sarcoma, a systematic disease that can present with cutaneous lesions.  The patent for paclitaixel in the EU expired in 2003 and it is available from multiple manufacturers.  Paclitaxel OC was launched by Oncocorp GmbH in May of 2012 in Germany and recorded average monthly sales of approximately 65,000 Euros per month in its first twelve months.

Paclitaxel Resolute Oncology

Paclitaxel Resolute Oncology is a liquid  formulation of the popular cancer chemotherapy agent paclitaxel.  It interferes with the rapid growth of cancer cell division and is commonly used for the treatment of lung, ovarian, breast, head and neck cancer, and advanced forms of Kaposi’s sarcoma, a systematic disease that can present with cutaneous lesions.  The patent for paclitaixel in the EU expired in 2003 and it is available from multiple manufacturers.  Paclitaxel Resolute Oncology was approved in Germany on July 10, 2013 and will be launched shortly by our recently acquired German affiliate Resolute Oncology GmbH.   In order to sell Paclitaxel Resolute Oncology in additional markets where we have licensed it in the EU we will need to seek regulatory approval in each country at an approximate cost of 25,000 Euros per country and registration time of approximately 6 months.

Oxaliplatin Resolute Oncology

Oxaliplatin is a chemotherapy medication that stops the growth of cancer cells and is a commnly used to treat cancer of the colon or rectum.  The patent for oxliplatin in the EU expired in 2006 and it is available from multiple manufacturers.  Oxaliplatin Resolute Oncology was approved in Germany on April 30, 2013 and launched in June 2013 by our recently acquired German affiliate Resolute Oncology GmbH.   In order to sell Oxaliplatin Resolute Oncology in additional markets where we have licensed it in the EU we will need to seek regulatory approval in each country at an approximate cost of 25,000 Euros per country and registration time of approximately 6 months.

Zoledronic Acid Resolute

Zoledronic acid or zoledronate (marketed by Novartis under the trade names Zometa®, Zomera®, Aclasta® and Reclast®) is a bisphosphonate small molecule. It is used to prevent skeletal fractures in patients with cancers such as multiple myeloma and prostate cancer, as well as for treating osteoporosis (a condition in which bones become thin, weak, and break easily). The patent for zoledronic acid in the EU expired on May 15,  2013 and it is available from multiple manufacturers.  Zoledronic Acid Resolute was approved in France on June 20, 2013.  Launch is pending the availability of the commercial supply which is expected in Q4, 2013.   Approval in 3 of the 4 additional EU countries where we have licensed it is the subject of a Mutual Recognition registration procedure (MRP) followed by an ongoing national phase.  Additional registration fees to be paid are approximately 4000 Euro per country for the national phase and approvals are expected in Q3-Q4, 2013.

Docetaxel

Docetaxel is a chemotherapy medication that interferes with the growth of cancer cell division and is commonly used for the treatment of breast, ovarian, prostate, and non-small cell lung cancer.   The patent for docetaxel in the EU expired in 2010 and it is available from multiple manufacturers.   Registration procedures are currently underway in 4 EU countries including Germany at an approximate cost of 25,000 Euros per country.   The first approval is anticipated in Germany in Q4, 2013 with the remaining approvals occurring in the first half of 2014.

We will require substantial additional funds to implement our business plan and, if such funds are not available, we may be required to significantly curtail or cease our operations. Our financing needs may also change substantially because of a number of factors which are difficult to predict or which may be outside of our control; these include increased competition, lower pricing, lost tenders, production costs that result in insufficient profit,  the costs of protecting rights to our intellectual property, the resources required to complete pre-clinical and clinical studies, and the length and results of the regulatory approval process. Please see the Risk Factors section beginning on page16 of this Current Report for a detailed discussion of the various risks that we will face in carrying out our business plan and product development strategy.

Markets
Pegfilgrastim is still under patent protection so today only the originator company is selling it in the US and Europe.   Several companies are developing Pegfilgrastim for commercialization when the originator loses patent exclusivity in 2015.   We can expect significant competition for Pegfilgrastim from several large, entrenched competitors including the originator.  Substantial sales and marketing resources will be required to gain market share and major erosion in pricing and reimbursement rates is anticipated.  We may be unable to achieve sufficient market share to be profitable.

Notwithstanding the vast potential market for our products, the actual market for our product will be limited to jurisdictions in which we have obtained necessary regulatory approvals or to jurisdictions where regulatory approvals are not required.  We do not anticipate obtaining regulatory approvals to market or sell Pegfilgrastim in North America or Europe until successful completion of clinical trials and the expiry of Amgen's Patents: not before 2017.  Importantly, there is no certainty that we will obtain required approvals or be successful with clinical trials .  Currently, we believe that we may be able to distribute Oxaliplatin in the EU5 in 2013 and 2014, provided that we successfully complete our marketing authorization applications.

The majority of our efforts in 2013 and 214 will be building sales and market share in the German private market.  Although it is less price sensitive and subject to less government regulation  then the German public market the risk of price decreases and government regulation remains present.  Furthermore,  the private health insurance companies or "Sick Funds" may implement policies that can cause further price erosion or decreasing profitability through mandatory rebates.

Sales, Marketing and Distribution

A European Marketing office has been secured in Chiswick,  a suburb of London, in order to partner with local vendors supporting  centralized, EU-wide, advertising and public relations activities.  Sale operations and Sr. Management decision-making on European marketing strategies, pricing and contracting are taking place in the Ireland based headquarters of Resolute Oncology Limited, our wholly owned affiliate.

The focus of our business on 2013 and 2104 is expanding sales in Germany through our wholly owned subsidiary Resolute Oncology GmbH.  Our strategy is to concentrate our efforts in the German private market segment where market share is controlled by private oncologists and the cyto-pharmacies which serve them.  This segment is less price sensitive and usage can be influenced through branding and value-added programming which we are engaging in.

Our expert consultants working with our knowledgeable management are developing and have developed insightful business plans and segment strategies to drive market share in these highly competitive markets in Germany, France and the UK.   Furthermore, we are positioning ourselves to participate in selected tenders that will be effective in 2014 with some of our products where profitable.

Despite the significant efforts we have made there is no assurance that these plans will be successful and that we be successful in executing our business plans.   Market and regulatory hurdles may emerge that we failed to identify and prevent us from achieving our financial goals.

Manufacturing

We have nominal experience in, and do not own facilities for, manufacturing any products or product candidates.  We intend to to rely on contract manufacturers to produce our products for both clinical and commercial supplies, we will oversee the production of those products and do not anticipate relying on any particular contract manufacturer.

If we obtain FDA approval or approval outside the United States for our product candidates, we plan to rely on contract manufacturers to produce sufficient quantities for large-scale commercialization. These contract manufacturers will be subject to extensive government regulation. Regulatory authorities in the markets that we intend to serve require that drugs be manufactured, packaged and labeled in conformity with current Good Manufacturing Practices as set by the FDA. In this regard, we plan to engage only contract manufacturers who have the capability to manufacture drug products in compliance with current Good Manufacturing Practices in bulk quantities for commercialization.  We also intend to safeguard our intellectual property when working with contract manufacturers by working only with manufacturers who in our estimation have a strong track record of safeguarding confidential information and who are willing to enter into agreements with us that impose upon them strict intellectual property protection measures.

Competition

The pharmaceutical industry related to oncology is highly diversified and competitive.  We are a development stage company and have a weak competitive position in the industry.  If any of our licensed products receive marketing approval, they may compete against, and may be used in combination with, well-established products currently used both on and off-label for cancer treatment. By the time we are able to commercialize our licensed products, the competition and potential competition for those products may be greater and more direct. There are many established companies and medical professionals engaged in the sale of drugs and the practice of various oncology treatments.  These include medical and non-medical products. We believe our products will address the prevailing needs of both health professionals and patients.

We expect to compete with the above described products on, among other things, the convenience, safety and efficacy of our products, price, and availability. Competing successfully will depend on our continued ability to attract and retain skilled and experienced personnel; to identify, secure the rights to and develop pharmaceutical products and compounds; to obtain regulatory approval of those products and compounds, and to exploit these products and compounds commercially before others are able to develop competing products.

Research and Development

To date we have not engaged in any laboratory based research or development.  Our research and development activities have been limited to the evaluation of additional value-added oncogeneric oncology products for the purposes of expanding of prospective product portfolio through licensing, acquisition, or joint venture arrangements.

Government Regulations

In this section and throughout this Current Report the term the term “FDA” means the United States Food and Drug Administration. The term “EMA” means the European Medicines Agency.

Our current and future operations and research and development activities are or will be subject to various laws and regulations in the countries in which we conduct or plan to conduct our business, including but not limited to the United States and the European Union. These laws and regulations govern the research, development, sale and marketing of pharmaceuticals, taxes, labor standards, occupational health and safety, toxic substances, chemical products and materials, waste management and other matters relating to the pharmaceutical industry. We may require permits, registrations or other authorizations to maintain our operations and to carry out our future research and development activities, and these permits, registrations or authorizations will be subject to revocation, modification and renewal.

Governmental authorities have the power to enforce compliance with lease conditions, regulatory requirements and the provisions of required permits, registrations or other authorizations, and violators may be subject to civil and criminal penalties including fines, injunctions, or both. The failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties, and third parties may have the right to sue to enforce compliance.

We expect to be able to comply with all applicable laws and regulations and do not believe that such compliance will have a material adverse effect on our competitive position. We have obtained and intend to obtain all permits, licenses and approvals required by all applicable regulatory agencies to maintain our current operations and to carry out our future research and development activities. We are not aware of any material violations of permits, licenses or approvals issued with respect to our operations, and we believe that we will continue to comply with all applicable laws and regulations.

Pharmaceutical Regulatory Regimes

Regulation by governmental authorities in the United States, the European Union and other jurisdictions is a significant factor in the development, manufacture and marketing of pharmaceuticals. All of our product candidates will require regulatory approval by governmental agencies prior to commercialization. In particular, our products candidates are subject to rigorous pre-clinical testing and clinical trials (in the case of new, non-generic products) and other premarketing approval requirements of the FDA, EMA and regulatory authorities in other countries. Various federal, state and foreign statutes and regulations govern or affect the manufacturing, safety, labeling, storage, record-keeping and marketing of pharmaceutical products. The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources. When and if we obtain regulatory approval for any of our product candidates, the approval may be limited in scope, which may significantly limit the indicated uses for which our product candidates may be marketed, promoted and advertised. Further, approved pharmaceuticals and manufacturers are subject to ongoing review and previously unknown problems may be discovered that may result in restrictions on the manufacture, sale or use of approved pharmaceuticals or their withdrawal from the market.

Pre-Clinical Studies

Before testing any compounds with potential therapeutic value in human subjects in the United States, stringent governmental requirements for pre-clinical data must be satisfied. Pre-clinical testing includes both in vitro and in vivo laboratory evaluation and characterization of the safety and efficacy of a drug and its formulation. Pre-clinical testing results obtained from these studies, including tests in several animal species, are submitted to the FDA as part of an Investigational New Drug Application (and “IND Application”) and are reviewed by the FDA prior to the commencement of human clinical trials. These pre-clinical data must provide an adequate basis for evaluating both the safety and the scientific rationale for initial trials in human volunteers.

Clinical Trials

If a company wants to conduct clinical trials in the United States to test a new drug in humans, an IND Application must be prepared and submitted to the FDA. The IND Application becomes effective if not rejected or put on clinical hold by the FDA within 30 days of filing the application. In addition, an Institutional Review Board must review and approve the trial protocol and monitor the trial on an ongoing basis. The FDA may, at any time during the 30-day review period or at any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials may commence or recommence without FDA authorization, and then only under terms authorized by the FDA. The IND Application process can result in substantial delay and expense.

Clinical Trial Phases

Clinical trials typically are conducted in three sequential phases, Phases I, II and II, with Phase IV trials potentially conducted after marketing approval is obtained. These phases may be compressed, may overlap or may be omitted in some circumstances.

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Phase I clinical trials: After an IND Application becomes effective, Phase I human clinical trials can begin. These trials evaluate a drug’s safety profile and the range of safe dosages that can be administered to healthy volunteers or patients, including the maximum tolerated dose that can be given to a trial subject. Phase I trials also determine how a drug is absorbed, distributed, metabolized and excreted by the body, and the duration of its action.

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Phase II clinical trials: Phase II clinical trials are generally designed to establish the optimal dose, to evaluate the potential effectiveness of the drug in patients who have the target disease or condition and to further ascertain the safety of the drug at the dosage given in a larger patient population.

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Phase III clinical trials: In Phase III clinical trials, the drug is usually tested in a controlled, randomized trial comparing the investigational new drug to a control (which may be an approved form of therapy) in an expanded and well-defined patient population and at multiple clinical sites. The goal of these trials is to obtain definitive statistical evidence of safety and effectiveness of the IND regime as compared to control in defined patient populations with a given disease and stage of illness.

New Drug Application

After completion of clinical trials, if there is substantial evidence that the drug is both safe and effective, a New Drug Application is prepared and submitted for the FDA to review. The New Drug Application must contain all of the essential information on the drug gathered to that date, including data from pre-clinical studies and clinical trials, and the content and format of a New Drug Application must conform with all FDA regulations and guidelines. Accordingly, the preparation and submission of a New Drug Application is an expensive and major undertaking for a sponsor.

The FDA reviews all New Drug Applications submitted before it accepts them for filing and may request additional information from the sponsor rather than accepting a New Drug Application for filing. In such an event, the New Drug Application must be submitted with the additional information and, again, is subject to review before filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the New Drug Application. By law, the FDA has 180 days in which to review the New Drug Application and respond to the applicant. The review process is often significantly extended by the FDA through requests for additional information and clarification. The FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation as to whether the application should be approved and the scope of any approval. The FDA is not bound by the recommendation, but gives great weight to it. If the FDA evaluations of both the New Drug Application and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter, which usually contains a number of conditions that must be satisfied in order to secure final approval. If the FDA’s evaluation of the New Drug Application submission or manufacturing facility is not favorable, the FDA may refuse to approve the New Drug Application or issue a not approvable letter.

Other Regulatory Requirements

Any products we manufacture or distribute under FDA approvals are subject to pervasive and continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences with the products. Drug manufacturers and their subcontractors are required to register with the FDA and, where appropriate, state agencies, and are subject to periodic unannounced inspections by the FDA and state agencies for compliance with current Good Manufacturing Practices, or cGMP, regulations which impose procedural and documentation requirements upon us and each third-party manufacturer we utilize.

The FDA closely regulates the marketing and promotion of drugs. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties.   The FDA’s policies may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our any of our future product candidates. We cannot predict the likelihood, nature or extent of adverse governmental regulations that might arise from future legislative or administrative action, either in the United States or abroad.

European Union

Clinical Trials

In common with the United States, the various phases of pre-clinical and clinical research in the European Union are subject to significant regulatory controls. The regulatory controls on clinical research in the European Union are now largely harmonized following the implementation of the Clinical Trials Directive 2001/20/EC, or CTD. Compliance with the national implementations of the CTD has been mandatory since May 1, 2004. However, variations in member state regimes continue to exist, particularly in the small number of member states that have yet to implement the CTD fully.

All member states currently require regulatory and independent ethics committee approval of interventional clinical trials. European regulators and ethics committees also require the submission of adverse event reports during a study and a copy of the final study report.

Marketing Authorization

In the European Union, approval of new medicinal products can be obtained through the mutual recognition procedure or the centralized procedure. The mutual recognition procedure entails initial assessment by the national authorities of a single member state and subsequent review by national authorities in other member states based on the initial assessment. The centralized procedure requires the submission of a single Marketing Authorization Application (a “MAA”) to the European Medicines Agency (the “EMEA”) leading to an approval that is valid in all European Union member states. It is required for certain medicinal products, such as biotechnology products and certain new chemical entities, and is optional, or available at the EMEA’s discretion, for other new chemical entities or innovative medicinal products with novel characteristics.

Under the centralized procedure, a MAA is submitted to the EMEA. Two European Union member states are appointed to conduct an initial evaluation of each MAA. These countries each prepare an assessment report, which are then used as the basis of a scientific opinion of the Committee for Medicinal Products for Human Use. If this opinion is favorable, it is sent to the European Commission which drafts a decision. After consulting with the member states, the European Commission adopts a decision and grants a marketing authorization, which is valid throughout the European Union and confers the same rights and obligations in each of the member states as a marketing authorization granted by that member state.

The European Union expanded its membership by ten states in May 2004. Two more countries joined on January 1, 2007. Several other European countries outside of the European Union, particularly those intending to accede to the European Union, accept European Union review and approval as a basis for their own national approval.

Advertising

In the European Union, the promotion of prescription medicines is subject to intense regulation and control, including a prohibition on direct-to-consumer advertising. Some jurisdictions require that all promotional materials for prescription medicines be subjected to either prior internal or regulatory review and approval.

Other Regulatory Requirements

If a marketing authorization is granted for our products in the European Union, the holder of the marketing authorization will be subject to ongoing regulatory obligations. A holder of a marketing authorization for our products is legally obliged to fulfill a number of obligations by virtue of its status as a Marketing Authorization Holder (a “MAH”). While the associated legal responsibility and liability cannot be delegated, the MAH can delegate the performance of related tasks to third parties, provided that this delegation is appropriately documented. A MAH can therefore either ensure that it has adequate resources, policies and procedures to fulfill its responsibilities, or can delegate the performance of some or all of its obligations to others, such as distributors or marketing partners.

The obligations of a MAH include:

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Manufacturing and Batch Release: Marketing Authorization Holders should guarantee that all manufacturing operations comply with relevant laws and regulations, applicable good manufacturing practices, the product specifications and manufacturing conditions set out in the marketing authorization and that each batch of product is subject to appropriate release formalities.

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Pharmacovigilance: Marketing Authorization Holders are obliged to monitor the safety of products post-approval and to submit to the regulators safety reports on an expedited and periodic basis. There is an obligation to notify regulators of any other information that may affect the risk benefit ratio for the product.

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Advertising and Promotion: Marketing Authorization Holders remain responsible for all advertising and promotion of their products in the relevant jurisdiction, including promotional activities by other companies or individuals on their behalf. Some jurisdictions require that a MAH subject all promotional materials to either prior internal or regulatory review and approval.

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Medical Affairs/Scientific Service: Marketing Authorization Holders are required to have a function responsible for disseminating scientific and medical information on their medicinal products, predominantly to healthcare professionals, but also to regulators and patients.

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Legal Representation and Distributor Issues: Marketing Authorization Holders are responsible for regulatory actions or inactions of their distributors and agents, including the failure of distributors to provide a MAH with safety data within a timeframe that allows the MAH to fulfill its reporting obligations.

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Preparation, Filing and Maintenance of the Application and Subsequent Marketing Authorization: Marketing Authorization Holders have general obligations to maintain appropriate records, to comply with the marketing authorization’s terms and conditions, to submit renewal applications and to pay all appropriate fees to the authorities. There are also general reporting obligations, such as an obligation to inform regulators of any information that may lead to the modification of the marketing authorization dossier or product labeling, and of any action to suspend, revoke or withdraw an approval or to prohibit or suspend the marketing of a product.

We may hold marketing authorizations for our products in our own name, or appoint an affiliate or a collaboration partner to hold the marketing authorization on our behalf. Any failure by a Marketing Authorization Holder to comply with these obligations may result in regulatory action against the MAH and its approvals and ultimately threaten our ability to commercialize our products.

Approvals Outside of the United States and the European Union

We will also be subject to a wide variety of foreign regulations governing the development, manufacture and marketing of our products. Whether or not FDA approval or European marketing authorization has been obtained, approval of a product by the comparable regulatory authorities of other foreign countries must still be obtained prior to manufacturing or marketing the product in those countries. The approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval or a European marketing authorization. We cannot assure you that clinical trials conducted in one country will be accepted by other countries or that approval in one country will result in approval in any other country.

Third-Party Reimbursement and Pricing Controls

General

In the United States and elsewhere, patients’ access to pharmaceutical products depends in significant part on the coverage and reimbursement of a product or service by third-party payors, such as government programs, private insurance plans and employers. Third-party payors increasingly are challenging the prices charged for medical products and services. It will be time consuming and expensive for us to go through the process of seeking reimbursement from Medicare, Medicaid and private payors. We may be unable to achieve reimbursement from some payors because they may not consider our products to be “reasonable and necessary” or cost-effective. Furthermore, it is possible that even if payors are willing to reimburse patients for our products, the reimbursement levels may not be sufficient to allow us to sell our products on a competitive and profitable basis.

In many foreign markets, including the countries in the European Union, the pricing of pharmaceutical products is subject to direct governmental control and to drug reimbursement programs with varying price control mechanisms. In the European Union, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and the control of national health care systems that fund a large part of the cost of such products to consumers. The approach taken varies from member state to member state: some jurisdictions operate positive and/or negative list systems under which products may only be marketed once a reimbursement price has been agreed, and other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products, as exemplified by the National Institute for Clinical Excellence in the United Kingdom which evaluates the data supporting new medicines and passes reimbursement recommendations to the government. In addition, in some countries cross-border imports from low-priced markets (parallel imports) exert a commercial pressure on pricing within a country.

In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to implement means by which the government can negotiate lower drug prices for Medicare and Medicaid beneficiaries. While we cannot predict whether such legislative bills will become law, their enactment could have a material adverse effect on our business, financial condition and results of operations.

Medicare

In the following section, all references to “CMS” refer to the Centers for Medicare and Medicaid Services.

We expect that in the United States a majority of the patients who are treated with our products will be Medicare beneficiaries. The CMS is the agency within the Department of Health and Human Services that administers both Medicare and Medicaid. Two aspects of Medicare reimbursement will be relevant to our products: the availability of reimbursement for physician services for administration of our products and the availability of reimbursement for our products themselves.

The CMS has asserted the authority of Medicare not to cover particular products or services if it determines that they are not “reasonable and necessary” for Medicare beneficiaries. The CMS may create a national coverage determination (a “NCD”) for a product, which establishes on a nationwide basis the indications that will be covered and the frequency limits for administration of the product. However, for most new drugs that are eligible for payment, the CMS does not create a NCD. We do not know whether we will seek or obtain a NCD for any of our current or potential products or whether any NCD we obtain will contain favorable coverage terms. As mentioned above, if Medicare coverage for our products is available, the CMS may decide to provide reimbursement through one of two avenues: Part B coverage for physician-administered drugs, or Part D coverage for outpatient prescription drugs. Under Part B coverage, Medicare reimburses purchasers of drugs that meet three statutory requirements:

•	the product is reasonable and necessary;
•	the product is not usually self-administered and as such is incidental to a physician’s service in the office setting; and
•	the administering physician bills Medicate directly for the product.

Currently, topical products are considered “usually self-administered”; therefore, coverage under Part B would require a specific determination that any of our products differ from most topical products and should therefore be covered under Part B. There can be no guarantee that we will obtain such a determination. For the reasons discussed below, the failure to obtain such a determination could materially and adversely affect our ability to generate revenue.

If there is not a national coverage decision, the local Medicare contractors that are responsible for administering the Part B program on a regional basis may have the discretion to decline coverage and reimbursement for a drug or to issue a local coverage decision (a “LCD”). These policies can include both coverage criteria for the drug and frequency limits for the administration of the drug. The local contractors in different areas of the country may determine that our products should be treated like most topical patches and may deny coverage under Part B or, even if they allow coverage, may establish varying coverage criteria and frequency limits for any product. Furthermore, obtaining LCDs in the various regions can be a time-consuming and expensive process.

Medicare payment for physician services related to the administration of any of our products, if any, will most likely be determined according to a prospectively set payment rate, determined by a procedure code established by the American Medical Association. These codes, called Current Procedural Terminology (“CPT”) codes, describe the procedure performed and can be specific or more general in nature. We believe that although there are existing CPT codes that could be used, a specific code for the administration of each of our products would be preferable. We plan to apply for a specific CPT code. If, at launch, a specific CPT code is not available, local Medicare contractors will advise which existing CPT code should be used for services related to the administration of our products.

The CMS has been considering changes to Medicare reimbursement that could result in lower payments for physician-administered drugs, and Congress may also consider legislation that would mandate lower reimbursement levels. A reduction in reimbursement levels could materially and adversely affect our revenue.

The CMS may determine that any of our products do not qualify for Part B coverage and should instead be covered under the Part D outpatient prescription drug benefit. Because, unlike Part B, Part D coverage reimburses patients only for the drug itself and does not provide reimbursement for the physician’s administration services (though a physician can bill for service under Part B and it is possible that the CMS will provide such coverage for the administration of any of our products, even if the product in question is covered under Part D), physicians may not consider our products as attractive a treatment option if they are reimbursed under Part D instead of Part B. In addition, under Part D, there are multiple types of plans and numerous plan sponsors, each with its own formulary and product access requirements. While the CMS evaluates Part D plans’ proposed formularies for potentially discriminatory practices, the plans have considerable discretion in establishing formularies, establishing tiered co-pay structures and placing prior authorization and other restrictions on the use of specific products. Moreover, Part D plan sponsors are permitted and encouraged to negotiate rebates with manufacturers. Revenue for our products will be substantially affected by their respective formulary status on Part D plans and the rebates that Part D plan sponsors are able to negotiate.

Medicaid

Most State Medicaid programs have established preferred drug lists, and the process, criteria and timeframe for obtaining placement on the preferred drug list vary from state to state. A federal law establishes minimum rebates that a manufacturer must pay for Medicaid utilization of a product, and many states have established supplemental rebate programs as a condition for including a drug product on a preferred drug list. Submitting a preferred drug list application to each state will be a time-consuming and expensive process, and it is not clear how many or which state programs will accept the applications. Review times for these applications can vary from weeks to 14 months or more.

Private Insurance Reimbursement

Commercial insurers usually offer two types of benefits: medical benefits and pharmacy benefits. In most private insurance plans, physician-administered drugs are provided under the medical benefit. If private insurers decide to cover any of our products, they will reimburse for the drug(s) and its administration in a variety of ways, depending on the insurance plan’s revenue targets, employer and benefit manager input and the contract negotiated with their physicians. Like Medicare and Medicaid, commercial insurers have the authority to place coverage and utilization limits on physician-administered drugs. Many private insurers tend to adopt reimbursement methodologies for a product similar to those adopted by Medicare. Revenue for our products may be materially and adversely affected if private payors make unfavorable reimbursement decisions or delay making favorable reimbursement decisions.

Employees

As of the date of this report, 2013 we have 6 full-time employees employed by our subsidiary, Resolute Oncology GmbH. We have no other full time or part-time employees.  We currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, marketing and business development, and product research and development. We plan to engage independent contractors in the areas of clinical trial data management. The remuneration paid to our officers and directors is more completely described elsewhere in this Current Report in the “Executive Compensation” section.

We expect to double the number of employees or consultants over the next 12 month period. We do and will continue to outsource contract employment as needed.

Intellectual Property

Our success will depend in part on our ability to protect our products and product candidates by obtaining and maintaining a strong proprietary position both in the United States and in other countries. To develop and maintain our proprietary position, we will rely on patent protection, regulatory protection, trade secrets, know-how, continuing technological innovations and licensing opportunities.

The patent positions of pharmaceutical companies like us are generally uncertain and involve complex legal, scientific and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, we do not know whether any of the products or product candidates we develop, license or acquire will result in the issuance of patents or, if any patents are issued, whether they will provide significant proprietary protection or will be circumvented or challenged and found to be unenforceable or invalid. In limited instances, patent applications in the United States and certain other jurisdictions are maintained in secrecy until a patent is issued, and since the publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain of the priority of inventions covered by pending patent applications. Moreover, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention or in opposition proceedings in a foreign patent office, any of which could result in substantial cost to us, even if the eventual outcome is favorable to us. There can be no assurance that a court of competent jurisdiction would hold any patents, if issued, valid. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease using such technology. To the extent prudent, we intend to bring litigation against third parties that we believe are infringing our patents.

We also rely on trade secret protection for our confidential and proprietary information. No assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technology or that we can meaningfully protect our trade secrets. However, we believe that the substantial costs and resources required to develop technological innovations will help us protect our products.

It is our policy to require our employees, consultants, contractors, or scientific and other advisors, to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements provide that all inventions related to our business that are conceived by the individual during the course of our relationship shall be our exclusive property. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

Domain Names

We have registered and own the domain name of our website www.resoluteoncology .com.

Copyright

We own the common law copyright in the contents of our website www.resoluteoncology .com.

Trademarks

We own the common law trademark rights in our corporate name, product names, and associated logos.  We have not applied to register any trademarks with the U.S. Patent and Trademark Office.

Patents

We do not own any patents.

DESCRIPTION OF PROPERTY

Our principal office is located at 1200 Route 22 East, suite 2000, Bridgewater New Jersey 08807.  We also maintain a secondary office for the operations of our Irish subsidiary Resolute Oncology Limited at Building 3, Chiswick Park, 566 Chiswick High Road, Chiswick, London, Great Britain, W4 5YA.  Each of these offices is a shared space of approximately 500 square feet, equipped with reception and conference facilities and receptionist.  We pay approximately $1,200 per month for both spaces pursuant to a 12 month lease expiring on December 31, 2013.  We believe that our current office space is sufficient for our administrative needs because our management performs its day to day duties offsite.  We anticipate that we will establish a dedicated office space when our operations require us to engage additional administrative or research staff.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this annual report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future.

We have yet to establish any history of profitable operations and, as at June 30, 2013, have incurred a cumulative net loss of $2,411,606 since our inception on June 23, 2009.    We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful research and development, regulatory approval and commercialization of our planned products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There Is Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses From Operations, Accumulated Deficit And Insufficient Cash Resources To Meet Our Business Objectives, All Of Which Means That We May Not Be Able To Continue Operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2012 about our ability to continue as a going concern. As discussed in Note 1 to our consolidated financial statements for the year ended December 31, 2012, and in Note 2 to our consolidated financial statements for the period ended June 30, 2013, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

Our inability to complete our research and development projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

•	substantial additional to obtain a marketable product;
•	additional competition resulting from competitors in the market to treat the targeted condition;
•	delay in obtaining future inflow of cash from financing or partnership activities,
•	delay in our ability to commence pre-clinical trials and, ultimately, to seek regulatory approval of our product in markets of major significance any of which could have a material adverse effect of our results of operations, financial condition and cash flows.

We May Not Be Able To Secure Additional Financing To Meet Our Future Capital Needs Due To Changes In General Economic Conditions.

We anticipate needing significant capital to fulfill our contractual obligations, complete the research and development of our planned products, obtain regulatory approval of our products, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our Business And Operating Results Could Be Harmed If We Fail To Manage Our Growth Or Change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research, development and regulatory approval of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products, to obtain regulatory approval for our products, and/or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints, which can make compliance costly and subject us to enforcement actions by governmental agencies.

The formulation, manufacturing, packaging, labeling, holding, storage, distribution, advertising and sale of our products are affected by extensive laws, governmental regulations and policies, administrative determinations, court decisions and similar constraints at the federal, state and local levels, both within the United States and in any country where we conduct business.  There can be no assurance that we or our independent distributors will be in compliance with all of these regulations.  A failure by us or our distributors to comply with these laws and regulations could lead to governmental investigations, civil and criminal prosecutions, administrative hearings and court proceedings, civil and criminal penalties, injunctions against product sales or advertising, civil and criminal liability for us or our principals, bad publicity, and tort claims arising out of governmental or judicial findings of fact or conclusions of law adverse to us or our principals.  In addition, the adoption of new regulations and policies or changes in the interpretations of existing regulations and policies may result in significant new compliance costs or discontinuation of product sales, and may adversely affect the marketing of our products, resulting in decreases in revenues.

We will be dependent on a limited number of independent suppliers and manufacturers of our planned products, which may affect our ability to deliver our products in a timely manner.  If we are not able to ensure timely product deliveries, potential distributors and customers may not order our products, and our revenues may decrease.

We intend to rely entirely on a limited number of third parties to supply and manufacture our planned products.

These third party manufacturers may be unable to satisfy our supply requirements, manufacture our products on a timely basis, fill and ship our orders promptly, provide services at competitive costs or offer reliable products and services.  The failure to meet any of these critical needs would delay or reduce product shipment and adversely affect our revenues, as well as jeopardize our relationships with our independent distributors and customers.  In the event any of our third party manufacturers were to become unable or unwilling to continue to provide us with products in required volumes and at suitable quality levels, we would be required to identify and obtain acceptable replacement manufacturing sources.  There is no assurance that we would be able to obtain alternative manufacturing sources on a timely basis.    An extended interruption in the supply of our products would result in decreased product sales and our revenues would likely decline.

We face significant competition from existing suppliers of products similar to ours.  If we are not able to compete with these companies effectively, we may not be able to achieve profitability.

We face intense competition from numerous resellers, manufacturers and wholesalers of oncology products.  Many of our competitors have longer operating histories, established brands in the marketplace, revenues significantly greater than ours and better access to capital than us.  We expect that these competitors may use their resources to engage in various business activities that could result in reduced sales of our products.  Companies with greater capital and research capabilities could re-formulate existing products or formulate new products that could gain wide marketplace acceptance, which could have a depressive effect on our future sales.  In addition, aggressive advertising and promotion by our competitors may require us to compete by lowering prices because we do not have the resources to engage in marketing campaigns against these competitors, and the economic viability of our operations likely would be diminished.

Our products may not meet health and safety standards or could become contaminated.

We and our contractors have adopted various quality, environmental, health and safety standards.  We will not have control over all of the third parties involved in the future manufacturing of our products and their compliance with government health and safety standards.  Even if our planned products meet these standards they could otherwise become contaminated.  A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors, or suppliers.  This could result in expensive production interruptions, recalls and liability claims.  Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls.  Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury.  Although we will take measures to ensure that our planned products are safe for use, interactions of these products with other products, prescription medicines and over-the-counter drugs have not been fully explored or understood and may have unintended consequences.

Although once we are able to sell our products we plan to maintain product liability insurance, it may not be sufficient to cover all product liability claims and such claims that may arise, could have a material adverse effect on our business.  The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of our insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business.  Even if we successfully defend a liability claim, the uninsured litigation costs and adverse publicity may be harmful to our business.

Any product liability claim may increase our costs and adversely affect our revenues and operating income.  Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future.  In addition, any planned product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

The success of our business will depend upon our ability to create brand awareness.

The market for oncology products is already highly competitive, with many well-known brands leading the industry.  Our ability to compete effectively and generate revenue will be based upon our ability to create awareness of our products distinct from those of our competitors.  It is imperative that we are able to convey to consumers the efficacy of our products.  However, advertising and packaging and labeling of such products will be limited by various regulations.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success will depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The patent positions of pharmaceutical \ companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current product,  production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

Our products will be required to undergo a time-consuming, costly and burdensome pre-market or market approval process, and if we are unable to obtain regulatory approval for our products we may never become profitable.

Any products that we may develop will be subject to extensive governmental regulations relating to development, clinical trials, marketing, manufacturing and commercialization. In the United States, for example, the prospective products that we intend to market and distribute are regulated by the FDA under its development and review process. Before such products can be marketed, we must obtain clearance from the FDA by submitting an application, then by successfully completing marketing approval applications and, in the case of new drugs or delivery systems, pre-clinical and clinical trials.

The time required to obtain approvals for our products from the FDA and other agencies in foreign locales with similar processes is unpredictable. We expect to be able to accelerate the approval process and to increase the chances of approval by using existing and approved drugs as the basis for our own technology.  However, we cannot guarantee that our expectations will be realized, and there is no assurance that we will ever receive regulatory approval to use our proprietary substances, methods and processes. If we do not obtain such regulatory approval, we may never become profitable.

Our clinical trials may fail to adequately demonstrate the safety and efficacy of our products, which could force us to abandon our business plan.

Before obtaining regulatory approval for the commercial sale of any of our products in the U.S. or Europe, among other jurisdictions, we must demonstrate through testing and clinical trials that our product is both safe and effective for use in the target indication. Clinical trial results are inherently difficult to predict, and the results we have obtained or may obtain from third-party trials or from our own trials may not be indicative of results from future trials. We may also suffer significant setbacks in advanced clinical trials even after obtaining promising results in earlier studies.

Although we intend to modify any of our protocols in ongoing studies to address any setbacks, there can be no assurance that these modifications will be adequate or that these or other factors will not have a negative effect on the results of our clinical trials. This could significantly disrupt our efforts to obtain regulatory approvals and commercialize our products in the U.S. candidates. Furthermore, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable safety risk to patients, either in the form of undesirable side effects or otherwise. If we cannot show that our products are both safe and effective in clinical trials, we may be forced to abandon our business plan.

Risks Relating to Ownership of Our Securities

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights of our Directors, Officers and Employees May Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders; however, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for the years ended December 31, 2012 and December 31, 2011 and our unaudited financial statement for the period ended June 30, 2013 that appear elsewhere in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled "Risk Factors" beginning on page 16 of this annual report.

Liquidity, Capital Resources and Plan of Operation

We estimate our operating expenses and working capital requirements for the twelve month period (beginning July, 2013) to be as follows:
Estimated Expenses For the Next Twelve Month Period (beginning July 1, 2013)

Cost of goods	$(2,148,000)
Product expense	$(7,104,000)
Personnel & consulting	$(4,000,396)
General administration	$(1,677,000)
Total	$(7,511,000)

At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our properties. Of the $7.5 million that we require for the next twelve months, we had $110,000 in cash as of the date of this report.  In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering.  We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

We cannot be sure that our future working capital or cash flows will be sufficient to meet our debt obligations and commitments. Any insufficiency and failure by us to renegotiate such existing debt obligations and commitments would have a negative impact on our business and financial condition, and may result in legal claims by our creditors. Our ability to make scheduled payments on our debt as they become due will depend on our future performance and our ability to implement our business strategy successfully. Failure to pay our interest expense or make our principal payments would result in a default. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may be forced to sell or liquidate assets, obtain additional equity capital or refinance or restructure all or a portion of our outstanding debt on terms that may be less favorable to us. In the event that we are unable to do so, we may be left without sufficient liquidity and we may not be able to repay our debt and the lenders may be able to foreclose on our assets or force us into bankruptcy proceedings or involuntary receivership.

Years ended December 31, 2012 and December 31, 2011

Our audited consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results of Operation

Revenue

During the fiscal year ended December 31, 2012 and December 31, 2011 our company generated no revenue.

	For Year Ended December 31,
	2012	2011

Revenue	$-	$-

Operating Expenses
Consulting	-	300
Exploration	500	2,040
Impairment of mineral interest	10,000	-
Legal and accounting	29,159	5,694
Re-staking claim	-	-
Operation and administration	20,665	5,233
Total operating expense	60,324	13,267

Net loss from operations	(60,324)	(13,267)

Expenses

During the fiscal year ended December 31, 2012, our company reported total operating expenses of $60,324 as compared to $13,267 during the year period ended December 31, 2011, an increase of $47,057.   The increase in operating expenses is primarily due to increases in legal and accounting, impairment of mining interest and operation and administration expense.   The increases in these expenses are primarily attributable to the purchase of assets in a new venture, as well as, the preparation and filing of our quarterly report with the Securities and Exchange Commission.

Net Loss

Our company had a net loss of $61,456 for the fiscal year ended December 31, 2012, as compared to a net loss of $13,267 for the fiscal year ended December 31, 2011, a change of $48,189. The change in net loss was primarily due to an increase in operating expenses, and interest expense during the fiscal year ended December 31, 2012.

Liquidity and Capital Resources

As at December 31, 2012 we had current assets of $1,716,629 including cash on hand of $1,079,044.  Our current liabilities as at December 31, 2012 were $1,789,157, resulting in a working capital deficit of $72,528.

Current Assets and Total Assets

As of December 31, 2012, the consolidated balance sheet reflects that our company had: i) total current assets of $1,716,629, as compared to total current assets of $2,457 at December 31, 2011, a increase of $1,714,172; and ii) total assets of $1,717,240, as compared to total assets of $13,631 at December 31, 2011, an increase of $1,703,609.  The increase in total current assets and total assets was primarily attributable to stock offering which began in December of 2012 and closed in January 2013.

Total Current Liabilities and Total Liabilities

As of December 31, 2012, the consolidated balance sheet reflects that our company had total current liabilities and total liabilities of $1,789,157, as compared to total current liabilities and total liabilities of $24,092 at December 31, 2011, an increase of $1,765,065.  This increase was due to increases in accounts payable, a note payable, accrued interest on the note payable, increases in related party payable and stock subscription payable from the stock offering that began in December 2012 and closed in March 2013.

Cash Flow

During the fiscal year ended December 31, 2012, cash was primarily used to fund operations. Our company reported a net increase in cash during fiscal year ended December 31, 2012 as compared to December 31, 2011 from financing activities.  See below for additional discussion and analysis of cash flow.

	Fiscal year ended December 31,
	2012	2011

Net cash provided by (used in) operating activities	$(21,568)	$(14,498)
Net cash used in investing activities	(637,585)	(1,690)
Net cash provided by financing activities	1,735,740	15,219

Net Change in Cash	$1,076,587	$(969)

During the fiscal year ended December 31, 2012, net cash provided by operating activities was $21,568, compared to net cash used in operating activities of $14,498 during the fiscal year ended December 31, 2011.  The increase in net cash used in operating activities of $7,070 is primarily due to an increase the purchase of assets in a new business venture as well as a private placement offering that began in December 2012 and closed in March 2013.

During the fiscal year ended December 31, 2012, net cash used in investing activities was $637,585, compared to net cash used in investing activities of $1,690 during the fiscal year ended December 31, 2011.  The increase in net cash used in investing activities was due to the purchase of assets in a new business venture.

During the fiscal year ended December 31, 2012, net cash provided by financing activities was $1,735,740, compared to net cash provided by financing activities of $15,219 during the fiscal year ended December 31, 2011.  The increase in net cash provided by financing activities was due to the purchase of assets in a new business venture

During the fiscal year ended December 31, 2012, an officer and director advanced $27,740 to our company.

As discussed herein, our company reported a net loss of $61,456 during the fiscal year ended December 31, 2012, compared to $13,267 during the fiscal year ended December 31, 2011. The increase was primarily due to increases in: legal and accounting, impairment of mineral interest, and operation and administration expense.

Three Months Ended June 30, 2013

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operation and financial condition for the three months ended June 30, 2013 as compared to the three months ended June 30, 2012.

Results of Operations for the three months ended June 30, 2013 compared to the three months ended June 30, 2012.

Revenue

During the three months period ended June 30, 2013, we generated $62,195 in revenue compared to no revenue generated during the three months period ended June 30, 2012.

Expenses

During the three months period ended June 30, 2013, we reported total operating expenses of $2,124,736 as compared to $5,162 during the three months period ended June 30, 2012, an increase of $2,119,574.   The increase in operating expenses is primarily due to increases in consulting, discontinued business transaction, debit discount interest expense, legal and accounting, rent, salaries and operation and administration expense.   The increases in these expenses are primarily attributable to the discontinued business transaction, and the start-up of the wholly owned subsidiary, Resolute Oncology Limited in Dublin, Ireland and the wholly owned subsidiary, Resolute Oncology GmbH in Germany.

Results of Operations for the six months ended June 30, 2013 compared to the six months ended June 30 2012.

Revenue

During the six months period ended June 30, 2013, we generated $62,195 in revenue compared to no revenue generated during the six months period ended June 30, 2012.

Expenses

During the six months period ended June 30, 2013, we reported total operating expenses of $2,317,889 as compared to $21,673 during the six months period ended June 30, 2012, an increase of $2,296,216.   The increase in operating expenses is primarily due to increases in consulting, discontinued business transaction, debit discount interest expense, legal and accounting, rent, salaries and operation and administration expense.   The increases in these expenses are primarily attributable to the discontinued business transaction, and the start-up of the wholly owned subsidiary, Resolute Oncology Limited in Dublin, Ireland and the wholly owned subsidiary, Resolute Oncology GmbH in Germany.

Current Assets and Total Assets

As of June 30, 2013, the unaudited consolidated balance sheet reflects that our company had: i) total current assets of $148,314, as compared to total current assets of $1,716,629 at December 31, 2012, a decrease of $1,568,315, or approximately 91%; and ii) total assets of $1,251,811, as compared to total assets of $1,717,240 at December 31, 2012, an decrease of $465,429 or approximately 27%.  The decrease in total current assets and total assets was primarily attributable to the decrease in advance on asset transfer which was partially offset by the Goodwill from the acquisition of the wholly owned subsidiary, Resolute Oncology GmbH in Germany.

Total Current Liabilities and Total Liabilities

As of June 30, 2013, the unaudited consolidated balance sheet reflects that our company had total current liabilities and total liabilities of $1,285,417, as compared to total current liabilities and total liabilities of $1,789,157 at December 31, 2012, a decrease of $503,740 or approximately 28%.  This decrease was due to a decrease in stock subscription payable which was converted to equity partially offset by increase in accounts payable and accrued expense, convertible note, and payable on purchase.

Cash Flow

During the six months ended June 30, 2013 cash was primarily used to fund operations and acquisition. Our company reported a net increase in cash during the six months ended June 30, 2013 as compared to June 30, 2012 from proceeds from sales of issuance of common stock which was partial offset by acquisition of a privately owned company in Germany and the start-up cost from our Ireland whole-owned subsidiary company.  See below for additional discussion and analysis of cash flow.

	For the six months ended June 30,
	2013	2012

Net cash provided by (used in) operating activities	$(3,435,836)	$(20,556)
Net cash used in investing activities	637,585	-
Net cash provided by financing activities	1,841,000	18,840
Effect of exchange rate changes	(7,746)	-

Net Change in Cash	$(964,997)	$(1,716)

During the six months ended June 30, 2013, net cash used in operating activities was $3,435,836, compared to net cash used in operating activities of $20,556 during the six months ended June 30, 2012.  The increase in net cash used in operating activities of $3,415,280 is primarily due to an increase in expense is primarily attributable to the discontinued business transaction, the start-up of the wholly owned subsidiary, Resolute Oncology Limited in Dublin, Ireland and the wholly owned subsidiary, Resolute Oncology GmbH in Germany.

During the six months ended June 30, 2013, net cash provided by investing activities was $637,585, compared to net cash provided by financing activities of $0 during the six months ended June 30, 2012.  The increase in net cash provided by financing activities was due to proceeds advance on asset transfer.

During the six months ended June 30, 2013, net cash provided by financing activities was $1,841,000, compared to net cash provided by financing activities of $18,840 during the six months ended June 30, 2012.  The increase in net cash provided by financing activities was due to proceeds issuance of common stock and proceeds from a convertible note payable.

As discussed herein, our company reported a net loss of $2,296,943 during the six months ended June 30, 2013, compared to $21,996 during the six months ended June 30, 2012. The increase was primarily due to increases in: consulting expense, debit discount interest expense, discontinued business transaction, legal and accounting, rent, salaries and operation and administration expenses.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Impairment of long-lived assets

Our Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 930-360-35, Asset Impairment, as of December 31, 2012, exploration progress has stopped and the mining interest has been impaired.

Fair Value of Financial instruments

Our Company adopted FASB ASC 820-10-50, “Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheet for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Income taxes

Our Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse.  Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

Basic and diluted net loss per share

Our Company computes net loss per share in accordance with GAAP. Our Company presents both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. Our Company had no common stock equivalents outstanding for the year ended December 31, 2012 and 2011.

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011

Basic Earnings per share:
Income(loss)(numerator)	$(61,456)	$(13,267)
Shares(denominator)	37,400,000	37,400,000
Per share amount	$(0.00)	$(0.00)

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011

Fully Diluted Earnings per share:
Income(loss)(numerator)	$(61,456)	$(13,267)
Shares(denominator)	37,400,000	37,400,000
Per share amount	$(0.00)	$(0.00)

Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

Concentrations of credit risk

Our Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. Our Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. Our Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of	Name and Address	Amount of	Percentage
Class	of Beneficial Owner	Beneficial Ownership	of Class(1)
Common	Blair Sorby	21,000,000	50.74%
Stock	President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and Director
	4759 Kester Avenue
	Sherman Oaks, CA 91403

Common	All Officers and Directors	21,00,000	50.74%
Stock	as a group that consists of	shares
	one person

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided .In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. Percentages are based on 41,386,000 shares of our company’s common stock issued and outstanding as of the date of this report there were.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the directors, executive officers, promoters and control persons, their ages, and all offices and positions held within our company as of the date of this report.  Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified.  Officers and other employees serve at the will of the board of directors.

Name	Age	Present PositionWith the Company	Director Since
Blair Sorby	45	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	June 23, 2009

Biographical Information

Blair Sorby

Mr. Sorby has acted as our sole director and officer since our inception on June 23, 2009.  He obtained his Bachelor of Science degree from University of Portland and a Master in Business development from DeVry University.  For the past 20 years, Mr. Sorby has been involved in real estate land development in the United States and Canada.  He has previously completed 57 commercial projects and is currently completing the first phase of an 80 acre land development in Canada.  From December 2003 to April 2004, Mr. Sorby acted as senior project manager for Cal Mor Construction of Calabas, California. From April 2004 to March 2007, he was senior director of construction at Aimco, Inc., of Irvine, California. Since March 2007, Mr. Sorby has been employed to raise private funding for Cal Mor Construction.

Mr. Sorby intends to devote approximately 80% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

As of the date of this report, 2013 we have 6 full-time employees employed by our subsidiary, Resolute Oncology GmbH. We have no other full time or part-time employees. We currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, marketing and business development, and product research and development. We plan to engage independent contractors in the areas of clinical trial data management. The remuneration paid to our officers and directors is more completely described elsewhere in this Current Report in the Executive Compensation section.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Directorships

None of our company’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Code of Ethics

Our board of directors has adopted a code of ethics that will apply to its principal executive officer, principal financial officer and principal accounting officer or controller and to persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code.  The code of ethics is included as an exhibit to this annual report on Form 10-K. We will provide a copy of our code of ethics, without charge, to any person upon receipt of written request for such delivered to our corporate headquarters.  All such requests should be sent care of Resolute Oncology Inc., Attn: Corporate Secretary, 4759 Kester Avenue, Sherman Oaks, CA 91403.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of the compensation paid to the following persons:

•	our principal executive officer;

•	our principal financial officer;

•	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2012 and 2011; and

•
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2012 and 2011, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Blair Sorby (1) President and CEO, CFO, Secretary, Treasurer and Director	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Jeff Holt (2) Former Secretary and Treasurer	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Blair Sorby was appointed as president, chief executive officer and director on June 23, 2009 and as chief financial officer, secretary and treasurer on December 12, 2012.

(2)	Jeff Holt resigned as secretary and treasurer on December 12, 2012.

Stock Option Plan

We do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Blair Sorby. We do not pay him any amount for acting as a director.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Change of Control Agreements

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Director Compensation

The general policy of the board of directors is that compensation for independent directors should be equity-based compensation.  Additionally, we reimburse our directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive or medical reimbursement plans.  Our company does not pay employee directors for service on the board of directors  in addition to their regular employee compensation.  The board of directors determines the amount of director compensation.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2012, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with our company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

We currently act with three directors, Joseph Sinkule, Richard Juelis and David Guy. As at the date of this report we have not made any determination as to whether any of our directors is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee. Our entire board of directors currently acts in such capacities.  We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do, however, intend to establish an audit committee upon confirmation that one of our directors is an independent director who qualifies as an “audit committee financial expert” or, in the alternative, upon such an individual joining our board of directors.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were listed on the OTC Bulletin Board on May 4, 2012 under the trading symbol “PQRI”.  Our name change to Resolute Oncology Inc. became effective with the Over-the-Counter Bulletin Board at the opening of trading on January 9, 2013 under our company’s new symbol “REON”.  The closing price of our common stock as quoted on the OTC Bulletin Board on August 15, 2013 was $0.51.

Holders

As of the date of this report there were 41,360,000 shares of our company's common stock issued and outstanding held by approximately 52 stockholders of record.

Dividends

There have been no cash dividends declared or paid on the shares of common stock, and management does not anticipate payment of dividends in the foreseeable future.

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

On February 4, 2013, we closed a private placement by issuing an aggregate of 2,870,000 shares of our common stock at a price of $0.50 per share, for gross proceeds of $1,435,000. We issued the securities to six non “U.S. persons” in an “offshore transaction” (at those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, and to five U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On March 13, 2013, we closed a private placement by issuing 116,000 shares of our common stock at a price of $0.50 per share, for gross proceeds of $58,000.  We issued the securities to one non U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

May 8, 2013 Resolute we authorized the issuance of 1,000,000 shares to Oncocorp GmbH pursuant to our Sale and Purchase and Assignment Agreement dated May 8, 2013 with Oncocorp GmbH, Peter Gotzler, and Resolute Oncology GmbH.  The shares were issued to one non “U.S. person” in an “offshore transaction” (at those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 9, 2013, we issued a Convertible Note in consideration of $350,000. The note bears interest at $0.22% per annum and is due and payable on December 31, 2013. Principal and accrued interest is convertible into common share at the election of the lender at the rate of $0.50 per share.  Conversion of principal is mandatory upon completion of a qualified equity financing of $10,000,000 or more with interest conversion at the election of the lender.   Upon the earlier of a qualified financing or December 31, 2013, the lender will also be entitled to receive 700,000 share purchase warrants with each warrant exercisable for a period of five years for the purchase of 1 common share at $0.50 per share. The Note was issued to one (1) U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), in reliance on Rule 506 of Regulation D of the Securities Act of 1933 on the basis that the investor represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

On August 8, 2013, we closed a private placement by issuing 200,000 shares of our common stock at a price of $0.50 per share, for gross proceeds of $100,000. We issued the securities to one non U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 412,500,000 shares of common stock at a par value of $0.001 per share. As of the date of this report there were 41,386,000 shares of our common stock issued and outstanding held by 52 stockholders of record.   We do not have an authorized class of preferred stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company's common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•
The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

•
The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.  On May 8, 2013, concurrent with our acquisition of Resolute Oncology GmbH, we appointed Mr. Peter Gotzler as president of Resolute Oncology GmbH.  Mr. Gotzler has over 20 years experience in pharmaceutical sales, marketing and product management.  In 1998, Mr. Gotzler founded Oncocorp GmbH and has since served as its founder and Chief Executive Officer.  Since 1995, he has served as director of marketing and sales of AMGEN GmbH, the German subsidiary of AMGEN Inc.  From 1988 through 1994 Mr. Gotzler held various positions at ESSEX PHARMA GmbH including Director of the oncology business unit (1992-1994) and senior oncology product manager (1990-1992),  Mr. Gotzler holds a Masters in Business Administration from the International Institute for Management Development in Lausanne, Switzerland.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

As a result of the acquisition of assets described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•	Unaudited financial statements of Resolute Oncology GmbH for the period from March 14, 2013 (inception) through May 8, 2013.

•	Pro-forma consolidated financial statements of Resolute Oncology Inc.

(b)  Incorporate by reference into this current report are:

•
Audited consolidated financial statements of Resolute Oncology Inc. from the years ended December 31, 2012 and December 31, 2011 (incorporated by reference to our Annual Report on Form 10-K filed on February 28, 2013).

•	Unaudited consolidated financial statements of Resolute Oncology Inc. for the six months ended June 30, 2013 (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 19, 2013).

 (d) Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed May 14, 2010).
3.2	By-laws (incorporated by reference to our Registration Statement on Form S-1 filed May 14, 2010)
3.3	Amended Articles of Incorporation (incorporated by reference to our Amended Registration Statement on Form S-1/A filed on August 17, 2011)
3.4	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on January 9, 2013)
3.5	Certificate of Change (incorporated by reference to our Current Report on Form 8-K filed on February 2, 2013)
(10)	Material Contracts
10.1	Mineral Property Purchase Agreement with Terry Loney dated December 10, 2009 (incorporated by reference to our Registration Statement on Form S-1 filed May 14, 2010).
10.2	Bridge Loan Agreement dated November 1, 2012 (incorporated by reference to our Annual Report on Form 10-K filed March 28, 2013).
10.3	Promissory Note with GEN BioPharma Inc. dated December 31, 2012 (incorporated by reference to our Annual Report on Form 10-K filed March 28, 2013).
10.4	Bridge Loan Agreement with GEN BioPharma Inc. dated December 31, 2012 (incorporated by reference to our Annual Report on Form 10-K filed March 28, 2013).
10.5	License agreement dated March 24, 2013 with Reliance Life Sciences Limited (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 19, 2013).
10.6
Sale and Purchase and Assignment Agreement dated May 8, 2013 with Oncocorp GmbH, Peter Gotzler, and Resolute Oncology GmbH(incorporated by reference to our Quarterly Report on Form 10-Q filed on August 19, 2013).

10.7	Option Agreement with Oncocorp GmbH (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 19, 2013).
10.8	Supply Agreement with Oncocorp GmbH (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 19, 2013).
(14)	Code of Ethics
14.1	Code of Business Conduct and Ethics (incorporated by reference to our Quarterly Report on Form 10-Q/A filed May 24, 2013).
(21)	Subsidiaries of the Registrant (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 19, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2013	RESOLUTE ONCOLOGY INC.

By: /s/Blair Sorby
Blair Sorby
President, Director

Resolute Oncology GmbH

Financial Statements

March 14, 2013 (inception) through May 8, 2013

Resolute Oncology GmbH
(A Development Stage Company)
Balance Sheet
(Unaudited)

ASSETS

May 8,
2013

Current Assets
Cash and cash equivalents	$63,337
Accounts receivable	17,128
Total current assets	80,465

Total assets	$80,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,707
Payroll liabilities	18,067
Other payable	1,646
Total current liabilities	29,420

Total liabilities	$29,420

Commitments and Contingencies	-

Stockholders' Equity (Deficit)
Common stock, $1.31 par value,
25,000 shares authorized;
25,000 shares issued and outstanding	32,552
Additional paid-in capital	32,510
Translation adjustment	272
Deficit, accumulated during the development stage	(14,289)

Total stockholders’ equity	51,045
Total liabilities and stockholders’ equity	$80,465

The accompanying notes are an integral part of these financial statements.

Resolute Oncology GmbH
(A Development Stage Company)
Statement of Operations
(Unaudited)

Accumulated from March 14, 2013 (inception) through May 08,
2013

Revenue	$21,781

Cost of Goods Sold
Product Cost	5,998
Distribution rights	2,424
Total Cost of Goods Sold	8,422

Gross Profit	13,359

Operating Expenses
Consulting	5,550
Salaries	17,908
Operation and administration	4,190
Total operating expense	27,648

Income (loss) from operations	(14,289)

Net loss prior to income tax	(14,289)
Income tax expense	-

Net loss	$(14,289)

Loss per common share
Basic and diluted	$(0.57)

Weighted average common shares
Basic and diluted	25,000

The accompanying notes are an integral part of these financial statements.

Resolute Oncology GmbH
(A Development Stage Company)
Statement of Stockholders' Equity
From March 14, 2013 (inception) through May 8, 2013
(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Translation Adjustment	Accumulated Deficit During Development Stage	Total Stockholders' Deficit

Balance, March 14, 2013 (inception)	-	$-	$-	$-	$-	$-
Shares issued for cash at $1.30 per share	25,000	32,552	-	-	-	32,552
Proceeds from capital contribution	-	-	32,510	-	-	32,510
Translation adjustment	-	-	-	272	-	272
Net loss for the period ending May 8, 2013	-	-	-	-	(14,289)	(14,289)

Balance, May 8, 2013	25,000	$32,552	$32,510	$272	$(14,289)	$51,045

The accompanying notes are an integral part of these financial statements.

Resolute Oncology GmbH
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

Accumulated from March 14, 2013 (inception) through May 8,
2013

Cash flows from operating activities
Net loss	$(14,289)

Adjustments to reconcile net income (loss) to net
cash used in operating activities
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(17,128)
Increase in accounts payable and accrued expenses	9,707
Increase in payroll liabilities	18,067
Increase in other payables	1,646
Net cash provided by (used in) operating activities	(1,997)

Cash flows from investing activities
Net cash used in investing activities	-

Cash flows from financing activities
Proceeds from issuance of common stock	32,510
Proceeds from capital contribution	32,552
Net cash provided by financing activities	65,062

Effect of exchange rate changes on cash	272

Increase in cash and cash equivalents	63,337

Cash and cash equivalents, beginning of year	-

Cash and cash equivalents, end of period	$63,337

Supplement Disclosures:
Cash paid for interest	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these financial statements.

Resolute Oncology GmbH
A Development Company
Financial Notes

Note 1 – Basis of Presentation

The accompanying unaudited financial statements for the period from inception on March 14, 2013 through May 8, 2013 have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for financial information.

Note 2 – Nature of Operations

The Company was incorporated in the Germany on March 14, 2013. Resolute Oncology GmbH is a distributor of generic oncology pharmaceutical products.

Note 3 - Significant Accounting Policies

The following is a summary of significant account policies used in the preparation of these financial statements.

a. Basis of presentation

The financial statements of the Company have been prepared in accordance with General Accepted Accounting Principles (GAAP) accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b. Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

c. Fair Value of Financial instruments

The Company adopted FASB ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Resolute Oncology GmbH
A Development Company
Financial Notes

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheet for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

d. Income taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse.  Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

e. Basic and diluted net loss per share

The Company computes net loss per share in accordance with GAAP. The Company presents both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at May 8, 2013.

From March 14, 2013 (inception) to May 8 ,2013
Basic Earnings per share:
Income (loss)(numerator)	$(14,289)
Shares(denominator)	25,000
Per share amount	$(0.57)

Resolute Oncology GmbH
A Development Company
Financial Notes

From March 14, 2013 (inception) to May 8 ,2013
Fully Diluted Earnings per share:
Income (loss)(numerator)	$(14,289)
Shares(denominator)	25,000
Per share amount	$(0.57)

f. Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

g. Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

h. Risks and uncertainties

The Company is in formative stage of acquiring customers to be able to compete in the pharmaceutical industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a pharmaceutical business, including the potential risk of business failure.

g. Foreign currency translation

The Company adopted FASB ASC 220-10, “Comprehensive Income”. This guidance defines comprehensive income which includes net income and other comprehensive income comprising certain specific items previously reported directly in stockholders’ equity. Comprehensive income and its components are required to be presented for each year for which an income statement is presented.

As used in FASB ASC 220-10 the term comprehensive income thus encompasses net income. The term other comprehensive income refers to components of comprehensive income that are excluded from net income under GAAP. Note that use of the terms comprehensive income and other comprehensive income per se are not required; thus terms such as nonowner changes in equity and other equivalent descriptions are acceptable. Foreign currency translation adjustment is a component included under other comprehensive income.

Comprehensive income is presented below the total of net income or loss in the income statement.

Resolute Oncology GmbH
A Development Company
Financial Notes

Note 4 - Capital Stock

Authorized

The total authorized capital is 25,000 common shares with a par value of $1.30per common share.

Issued and outstanding

In March 14, 2013 the Company issued 25,000 shares of our common stock for cash at $1.30 per share.

As of May 8, 2013 there are 25,000 shares issued and outstanding.

Note 5 - Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of May 8, 2013, the Company had no accrued interest and penalties related to uncertain tax positions. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the period ended May 8, 2013.

Resolute Oncology GmbH
A Development Company
Financial Notes

Deferred tax assets and the valuation account are as follows:

From March 14, 2013 (inception) to May 8 ,2013
Deferred tax asset:
Net operating loss carryforward	$4,858
Valuation allowance	(4,858)

Total	$-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

The components of income tax expense are as follows:

From March 14, 2013 (inception) to May 8 ,2013

Current Federal tax	$-
Current State tax	-
Change in NOL benefit	-
Change in valuation allowance	-

Total	$-

As of May 8, 2013, the Company has an unused net operating loss carry-forward balance of $14,289 that is available to offset future taxable income. This unused net operating loss carry-forward balance begins to expire in 2028.

Resolute Oncology GmbH
A Development Company
Financial Notes

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

From March 14, 2013 (inception) to May 8 ,2013

Beginning balance	$-
Additions based on tax positions related to current year	-
Reductions in benefit due to income tax expense	-
Ending balance	$-

At May 8, 2013, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

As of May 8, 2013, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are those for the period ended May 8, 2013.

Note 8 – Subsequent Events

Effective May 8, 2013 Resolute Oncology GmbH was purchased by Resolute Oncology Limited, a wholly-own Irish subsidiary of Resolute Oncology Inc., a US company.

RESOLUTE ONCOLOGY, INC. AND SUBSIDIARIES

(FORMERLY PEQUOT RESOURCES, INC)

(A DEVELOPMENT STAGE COMPANY)

Combined Interim Pro Forma Financial Statements

May 31, 2013

CONTENTS

INDEX TO FINANCIAL STATEMENTS:	Page

Combined Pro Forma Balance Sheets	F-14

Combined Pro Forma Statements of Operations	F-16

Summary of Assumptions and Disclosures	F-17

Resolute Oncology, Inc.
(Formerly Pequot Resources, Inc.)
(A Development Stage Company)
Combined Pro Forma Balance Sheet
(Unaudited)

ASSETS

	Resolute Oncology, Inc.	Resolute Oncology Limited	Resolute Oncology GmbH	Prof Forma Adjustments		Pro Forma Combined
	May 31,	May 31,	May 31,	Increase		May 31,
	2013	2013	2013	(Decrease)		2013
Current Assets
Cash and cash equivalents	$175,930	$14,754	$65,465	$-		$256,149
Accounts receivable	-	-	34,641	-		34,641
Prepaid	-	11,096	-	-		11,096
Total current assets	175,930	25,850	100,106	-		301,886
Property and Equipment
Computer equipment	1,690	-	-	-		1,690
Accumulated depreciation	(1,220)	-	-	-		(1,220)
Total property and equipment	470	-	-	-		470
Other Assets
Intercompany Loan	1,143,100	-	-	(1,143,100)	2	-
Goodwill	-	-	-	1,103,061	1	1,103,061
Investment in Subsidiary	-	1,154,215	-	(1,154,215)	1	-
Total other assets	1,143,100	1,154,215	-	(1,194,254)		1,103,061
Total assets	$1,319,500	$1,180,065	$100,106	$(1,194,254)		$1,405,417

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$95,122	$83,243	$31,008	$-		$209,373
Accrued interest	1,557	-	-	-		1,557
Related party payable	47,167	-	-	-		47,167
Note payable	500,000	-	-	-		500,000
Convertible note payable, net	33,114	-	-	-		33,114
Intercompany Loan	-	1,076,625	66,475	(1,143,100)	2	-
Payable on purchase	-	259,632	-	-		259,632
Payroll payable	-	-	24,018	-		24,018
Other payable	-	-	(1,839)	-		(1,839)
Total current liabilities	676,960	1,419,500	119,662	(1,143,100)		1,073,022
Total liabilities	676,960	1,419,500	119,662	(1,143,100)		1,073,022

RESOLUTE ONCOLOGY, INC. AND SUBSIDIARY
(Formerly Pequot Resources, Inc.)
(A Development Stage Company)
Combined Pro Forma Balance Sheet
(Unaudited)

	Resolute Oncology, Inc.	Resolute Oncology Limited	Resolute Oncology GmbH	Prof Forma Adjustments		Pro Forma Combined
	May 31,	May 31,	May 31,	Increase		May 31,
	2013	2013	2013	(Decrease)		2013

Commitments and Contingencies	$-	$-	$-	$-		$-

Stockholders' Equity (Deficit)
Common stock, $.001 par value,
412,000,000 shares authorized;
41,386,000 and 37,400,000 shares issued
and outstanding, respectively	41,386	-	32,713	(32,713)	1	41,386
Additional paid-in capital	2,336,614	-	32,713	(32,713)	1	2,336,614
Deficit, accumulated during the development stage	(1,735,460)	(302,769)	(83,008)	14,272	1	(2,106,965)
Translation adjustment	-	63,334	(1,974)	-		61,360
Total stockholders’ equity (deficit)	642,540	(239,435)	(19,556)	(51,154)		332,395
Total liabilities and stockholders’ equity (deficit)	$1,319,500	$1,180,065	$(100,106)	$(1,194,254)		$1,405,417

RESOLUTE ONCOLOGY, INC. AND SUBSIDIARY
(Formerly Pequot Resources, Inc.)
(A Development Stage Company)
Combined Pro Forma Statements of Operations
For the Five Months Ended
(Unaudited)

	Resolute Oncology, Inc.	Resolute Oncology Limited	Resolute Oncology GmbH	Pro Forma Adjustment	Pro Forma Combined
	May 31,	May 31,	May 31,		May 31,
	2013	2013	2013		2013

Revenue	$-	$-	$23,996	$-	$23,996

Cost of Goods Sold	-	-	13,370	-	13,370

Gross Profit	-	-	10,626	-	10,626

Operating Expenses
Consulting	83,640	271,153	15,866	-	370,659
Debit discount interest expense	33,114	-	-	-	33,114
Discontinued business transaction	1,434,405	-	-	-	1,434,405
Legal and accounting	59,823	242	-	-	60,065
Salaries	-	-	44,289	-	44,289
Operation and administration	17,146	31,374	19,207	-	67,727
Total operating expense	1,628,128	302,769	79,362	-	2,010,259
Net loss from operations	(1,628,128)	(302,769)	(68,736)	-	(1,999,633)
Other income (expense)
Interest income	10	-	-	-	10
Interest expense	(424)	-	-	-	(424)
Total other income (expense)	(414)	-	-	-	(414)
Net loss prior to income tax	(1,628,542)	(302,769)	(68,736)	-	(2,000,047)
Income tax expense	-	-	-	-	-
Net loss	(1,628,542)	(302,769)	(68,736)	-	(2,000,047)
Gain (loss) translation adjustment foreign exchange	-	63,334	(1,974)	-	61,360
Comprehensive net loss	$(1,628,542)	$(239,435)	$(70,710)	$-	$(1,938,687)

RESOLUTE ONCOLOGY, INC. AND SUBSIDIARY
(Formerly Pequot Resources, Inc.)
(A Development Stage Company)
Summary of Assumptions and Disclosures

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Business Organization

The accompanying pro forma combined financial statements are prepared to aid the user in understanding the acquisition of a Resolute Oncology GmbH (ROG) by Resolute Oncology Limited (ROL) which is wholly-owned subsidiary of Resolute Oncology, Inc. (ROI).

The pro forma balance sheet and statement of operations are presented as though the acquisition took place on January 1, 2013.

Resolute Oncology GmbH was organized in Weilheim, Germany. ROG is a newly-formed, single product company and a private pharmaceutical company selling cancer products in Germany.

b.	Pro Forma Adjustments

The pro forma combined financial statements have been prepared as of May 31, 2013 to reflect the effect of the acquisition.

PFA-1
Goodwill (ROL)	$1,103,061
Common Stock (ROG)	32,713
Additional Paid-in Capital (ROG)	32,713
Accumulated Deficit (ROG)		14,272
Investment in Subsidiary (ROG)		1,154,215
	$1,168,487	1,168,487
To consolidate entities.

PFA-2
Intercompany Loan (ROI)	$1,143,100
Intercompany Loan (ROL & ROG)		1,143,100
	$1,143,100	1,143,100
To eliminate intercompany loans.